CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-248652 on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 and Registration Statement No. 333-254074 on Form S-8 of Amalgamated Financial Corp. of our report dated March 15, 2021 relating to the 2020 consolidated financial statements of Amalgamated Bank, appearing in this Annual Report on Form 10-K.

    Crowe LLP

New York, New York
March 15, 2021